U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D. C.

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                             Securities Act of 1934


                                May 7, 2003
           ----------------------------------------------------------
                Date of Report (date of earliest event reported)




                               Capco Energy, Inc.
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              Exact Name of Registrant as Specified in its Charter




          Colorado                 0-10157            84-0846529
---------------------------   -----------------    ----------------
State or Other Jurisdiction    Commission File       IRS Employer
of Incorporation                   Number        Identification Number



                       1401 Blake Street, Suite 100
                          Denver, Colorado 80202
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            Address of Principal Executive Office, Including Zip Code


                              (303) 572-1135
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               Registrant's Telephone Number, Including Area Code

ITEM 5.  OTHER EVENTS.

         On May 7, 2003, and May 9, 2003, complaints were filed in the District Court, City and County of Denver, Colorado, naming Meteor Marketing, Inc. and certain subsidiaries of Meteor Marketing, Inc. ("Borrowers") as defendants.

The first complaint was filed by The Farmers State Bank of Fort Morgan, Colorado, seeking collection on two promissory notes having a total unpaid balance of approximately $300,000.00. The notes were originally placed in April 1999 in the total amount of $450,000.00 and were collateralized by equipment, fixtures and vehicles owned by the Borrowers. In addition, Meteor Industries, Inc. ("Industries"), the former parent company of the Borrowers, provided commercial guarantees to the lender on the two promissory notes. The terms of the notes provided for scheduled monthly payments in the total amount of $6,430.

The second complaint was filed by an individual seeking collection of the final installment payment of $99,000 provided for under the terms of a noncompetition agreement that was entered into in April 1999 by the Borrowers. Industries provided a guarantee for the payments due in accordance with the agreement.
The final payment was due on April 30, 2003.

In April 2001, the Registrant acquired the equity ownership of the Borrowers held by Industries, and as a condition of that acquisition, was to have assumed all debt guarantees previously issued by Industries. The Registrant provided indemnification to the successor to Industries, Active IQ Technologies, Inc., for any claims that might result from such guarantees.

On April 30, 2003, the Registrant closed on the sale of its equity ownership in Borrowers, effective January 1, 2003, to Sedco, Inc., a private company owned by Ilyas Chaudhary, the Registrant's Chief Executive Officer. In addition to the consideration received by the Registrant at the closing, the stock purchase agreement provided the Registrant with indemnification from Sedco, Inc. for any claims that may arise against the Registrant, including losses resulting from guarantees or co-borrowings.

The Registrant has been advised by the Borrowers that efforts are underway to resolve the disputes described in the complaints. The Borrowers anticipate resolution of both complaints by July 31, 2003, without any loss being sustained by the corporate guarantors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              CAPCO ENERGY, INC.


Dated:  June 17, 2003                      By:/s/ Ilyas Chaudhary
                                              ----------------------
                                              Ilyas Chaudhary
                                              President